Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 28, 2008, relating to the consolidated financial statements of TEPPCO Partners, L.P. and subsidiaries, and the effectiveness of TEPPCO Partners, L.P. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of TEPPCO Partners, L.P. and subsidiaries for the year ended December 31, 2007.
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2008, relating to the consolidated balance sheet of Texas Eastern Products Pipeline Company, LLC and subsidiaries, appearing in the Current Report on Form 8-K of TEPPCO Partners, L.P. and subsidiaries filed on February 28, 2008.
We consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Deloitte & Touche LLP
Houston, Texas
September 3, 2008